Exhibit 99.1
ViewRay Expands Access to Non-Dilutive Capital With New Debt Facility
Facility includes senior secured term loan of up to $100 million and a revolving line of credit of up to $25 million
DENVER, November 14, 2022 — ViewRay, Inc. (Nasdaq: VRAY) (the "Company") today announced that it has entered into a new five-year loan facility agreement with MidCap Financial and Silicon Valley Bank (the “Agreement”). The Agreement consists of a term loan of up to $100 million and a revolving line of credit of up to $25 million.
“We are pleased with the expansion of our partnership with Silicon Valley Bank and for MidCap’s desire to participate in providing ViewRay with important non-dilutive capital to fuel our growth,” said Zach Stassen, Chief Financial Officer of ViewRay. “This capital comes at an important time, where we are preparing for meaningful growth in the coming years.”
Key elements of the term loan under the Agreement are as follows:
–The term loan commitment is up to $100 million, $25 million of which the Company may elect to access upon achieving a gross margin target for the 2023 fiscal year.
–At close, the Company drew $75 million, $60 million of which will be used to retire its existing debt with Silicon Valley Bank.
–The annual interest rate is equal to the WSJ Prime rate plus 3.5% with a floor of 9.25%.
–The maturity date is five years, with three years of interest only payments. The Company holds the option to extend the interest only period for one additional year.
Key elements of the revolving line of credit under the Agreement are as follows:
–The revolving line of credit provides up to $25 million, comprised of an initial $15 million commitment, with the option to increase the line by an additional $10 million, subject to lender approval and borrowing base availability.
–At close, the Company drew $5 million to enhance its working capital in anticipation of accelerating growth.
–The annual interest rate is equal to WSJ Prime rate plus 0.5% with a floor of 6.25%.
–The term is five years.
About ViewRay®
ViewRay, Inc. (Nasdaq: VRAY), designs, manufactures, and markets the MRIdian® MR-Guided Radiation Therapy System. MRIdian is built upon a proprietary high-definition MR imaging system designed from the ground up to address the unique challenges and clinical workflow for advanced radiation oncology. Unlike MR systems used in diagnostic radiology, MRIdian's high-definition MR was purpose-built to address specific challenges, including beam distortion, skin toxicity, and other concerns that potentially may arise when high magnetic fields interact with radiation beams. ViewRay and MRIdian are registered trademarks of ViewRay, Inc.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Private Securities Litigation Reform Act. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, ViewRay's financial guidance for the full year 2022, anticipated future orders, anticipated future operating and financial performance, treatment results, therapy adoption, innovation, and the performance of the MRIdian systems. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to commercialize the MRIdian Linac System, demand for ViewRay's products, the ability to convert backlog into revenue, the timing of delivery of ViewRay's products, the timing, length, and severity of the COVID-19 pandemic, including its impacts across our businesses on demand, our operations and global supply chains, disruptions in the supply or changes in costs of raw materials, labor, product components or transportation services, including as a result of inflation, the results and other uncertainties associated with clinical trials, the ability to raise the additional funding needed to continue to pursue ViewRay's business and product development plans, the inherent uncertainties associated with developing new products or technologies, competition in the industry in which ViewRay operates, and overall market conditions. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to ViewRay's business in general, see ViewRay's current and future reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and its Quarterly Reports on Form 10-Q, as updated periodically with the Company's other filings with the SEC. These forward-looking statements are made as of the date of this press release, and ViewRay assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law.

Contact:
Investor Relations:
Matt Harrison
Investor Relations
ViewRay, Inc.
1-844-MRIdian (674-3426)
Email: investors@viewray.com
Media Enquiries:
Samantha Pfeil
Marketing Communications
ViewRay, Inc.
Email: media@viewray.com